Exhibit 99.1

FOR IMMEDIATE RELEASE

First Financial Bank Completes Acquisition of Bannockburn Global Forex, LLC

Cincinnati, OH - Sept. 3, 2019 - First Financial Bancorp. (Nasdaq: FFBC) announced today that it has completed its previously announced acquisition of Bannockburn Global Forex, LLC, a Cincinnati-based capital markets firm that provides transactional currency payments, foreign exchange hedging, and other advisory products to more than 1,500 closely held enterprises, financial sponsors, and downstream financial institutions across the United States.

“We are excited to welcome Bannockburn Global Forex to the First Financial team,” said Archie Brown, president and chief executive officer of First Financial Bank. “Since we announced our agreement to acquire Bannockburn, we’ve received a very enthusiastic response from clients and members of the business community. The addition of this experienced team and its capital market offerings creates tremendous opportunities for our bank, clients and shareholders.”

Bannockburn has completed more than $90 billion of transaction volume through more than 150,000 secure transactions since it was founded in 2009. It brings deep industry expertise, with a primary focus on small- and middle-market clients that have a need for tailored foreign exchange solutions. Bannockburn has a nationwide presence with offices in 10 locations throughout the U.S.

Bannockburn becomes a division within the Commercial Banking group of First Financial Bank and will continue to operate under the Bannockburn name, which is well recognized in the foreign exchange industry. Senior Managing Partner Mark R. Wendling and the rest of Bannockburn’s leadership will continue in their positions in the new Bannockburn Global Forex division of the Bank.

“We are grateful for the support of our early financial sponsors and shareholders throughout our first ten years in business,” Mr. Wendling added. “Partnering with First Financial positions us to accelerate our growth and continue to provide high-touch customized currency offerings for our global clients.”

The agreement with Bannockburn is the latest acquisition for First Financial Bank, contributing to the company’s growth strategy and building on its shareholder value.

First Financial’s financial advisor on the transaction was Lazard, and its legal counsel was Vorys, Sater, Seymour and Pease LLP. Bannockburn’s legal advisor was Squire Patton Boggs LLP.

(more)

Cautionary Statements Regarding Forward-Looking Information
Certain statements contained in this release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as ''believes,'' ''anticipates,'' "likely," "expected," "estimated," ''intends'' and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to, statements we make about (i) our future operating or financial performance, including revenues, income or loss and earnings or loss per share, (ii) future common stock dividends, (iii) our capital structure, including future capital levels, (iv) our plans, objectives and strategies, and (v) the assumptions that underlie our forward-looking statements.

As with any forecast or projection, forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that may cause actual results to differ materially from those set forth in the forward-looking statements. Forward-looking statements are not historical facts but instead express only management's beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management's control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. Important factors that could cause actual results to differ materially from those in our forward-looking statements include the following, without limitation: (i) economic, market, liquidity, credit, interest rate, operational and technological risks associated with the Company's business; (ii) the effect of and changes in policies and laws or regulatory agencies, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and other legislation and regulation relating to the banking industry; (iii) management's ability to effectively execute its business plans; (iv) mergers and acquisitions, including costs or difficulties related to the integration of acquired companies; (v) the possibility that any of the anticipated benefits of the Company's acquisition of Bannockburn Global Forex, LLC will not be realized or will not be realized within the expected time period; (vi) the effect of changes in accounting policies and practices; (vii) changes in consumer spending, borrowing and saving and changes in unemployment; (viii) changes in customers' performance and creditworthiness; and (ix) the costs and effects of litigation and of unexpected or adverse outcomes in such litigation. Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in our Form 10-K for the year ended December 31, 2018, as well as our other filings with the SEC, which are available on the SEC website at www.sec.gov.

All forward-looking statements included in this release are made as of the date hereof and are based on information available at the time of the release. Except as required by law, the Company does not assume any obligation to update any forward-looking statement.

About First Financial Bancorp.
First Financial Bancorp. is a Cincinnati, Ohio based bank holding company. As of June 30, 2019, the Company had $14.4 billion in assets, $9.0 billion in loans, $10.1 billion in deposits and $2.2 billion in shareholders’ equity. The Company’s subsidiary, First Financial Bank, founded in 1863, provides banking and financial services products through its six lines of business: Commercial, Retail Banking, Investment Commercial Real Estate, Mortgage Banking, Commercial Finance and Wealth Management. These business units provide traditional banking services to business and retail clients. Wealth Management provides wealth planning, portfolio management, trust and estate, brokerage and retirement plan services and had approximately $2.8 billion in assets under management as of June 30, 2019. The Company operated 159 banking centers as of June 30, 2019, primarily in Ohio, Indiana and Kentucky, while the Commercial Finance business lends into targeted industry verticals on a nationwide basis. Additional information about the Company, including its products, services and banking locations, is available at www.bankatfirst.com.

###

Media Contact:
Timothy Condron, Marketing Communications Manager
Email: media@bankatfirst.com

Investors/Analysts
Contact: Jamie Anderson, Chief Financial Officer
Email: InvestorRelations@bankatfirst.com